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                                                                      EXHIBIT 11

                BRUSH ENGINEERED MATERIALS INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS


                                                                  THIRD QUARTER ENDED              NINE MONTHS ENDED
                                                              ---------------------------    ---------------------------
                                                                SEP. 29,       OCT. 1,        SEP. 29,       OCT. 1,
                                                                  2000           1999            2000          1999
                                                              ------------   ------------    ------------   ------------
Basic:
  Average shares outstanding                                    16,315,523     16,200,229      16,248,733     16,197,158
                                                              ============   ============    ============   ============

  Net income                                                  $  4,084,000   $   (552,000)   $ 10,231,000   $  5,168,000

  Per share amount                                            $       0.25   $      (0.03)   $       0.63   $       0.32
                                                              ============   ============    ============   ============



Diluted:
  Average shares outstanding                                    16,315,523     16,200,229      16,248,733     16,197,158

  Dilutive stock options based on the treasury stock method
       using average market price                                  205,505           --           143,702         64,720
                                                              ------------   ------------    ------------   ------------

           Totals                                               16,521,028     16,200,229      16,392,435     16,261,878
                                                              ============   ============    ============   ============

  Net income                                                  $  4,084,000   $   (552,000)   $ 10,231,000   $  5,168,000

  Per share amount                                            $       0.25   $      (0.03)   $       0.62   $       0.32
                                                              ============   ============    ============   ============


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